UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19858	71-0556971
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3200 Industrial Park Road Van Buren, Arkansas	72956
(Address of principal executive offices)	(Zip code)

(479) 471-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On April 1, 2005, the Executive Compensation Committee (“Compensation Committee”) of our Board of Directors, acting by delegation of authority from the full Board, amended our Executive Profit-Sharing Incentive Plan (“Plan”). Under the Plan, we make annual incentive bonus payments to our executive officers in an aggregate amount equal to a specified percentage of our pre-tax income, subject to the attainment by the Company of a specified performance goal. The Plan previously provided discretion to the Compensation Committee to determine annually the percentage of pre-tax income that potentially would be distributed under the Plan, up to a maximum of ten percent (10%); the performance goal to be attained; the specific executive officers who would be entitled to receive bonuses under the Plan; and the maximum bonus that each participating officer could receive, expressed as a percentage (not to exceed 250%) of such officer’s annual base salary. The amendments have reduced the maximum amount of pre-tax income that we can distribute under the Plan, specified that all executive officers shall be participants in the Plan and established a fixed performance goal, thereby eliminating the need for the Compensation Committee to make annual determinations with respect to those matters.. The amendments also establish ranges of maximum individual bonuses for specified categories of participants, expressed as percentages of their base salaries.

        The Plan, as amended, provides for the award of an amount equal to five percent (5%) of our pre-tax income to be placed into the Executive Profit Sharing Incentive Pool (“Incentive Pool”) annually for potential distribution pursuant to the Plan to all persons serving as executive officers during each fiscal year. If the conditions set forth in the Plan are met for the fiscal year, then the Incentive Pool will be distributed to participants, pro rata in proportion to their total base salaries for such fiscal year, and subject to the maximum incentive amounts established for each participant by the Compensation Committee within the ranges specified in the Plan.

        In order for any payments to be made under the Plan, we must achieve a full-year combined internal operating ratio (“O.R.”) of 95.0% or less. For this purpose, O.R. is determined by dividing our operating expenses, net of fuel surcharge, by operating revenues, before fuel surcharge. Amounts in the Incentive Pool will be paid to participants only if we achieve this specified performance goal for the fiscal year. If we do not achieve such performance goal, the amounts in the Incentive Pool will remain with us and will not be paid or distributed to participants or carried forward for any purpose under the Plan.

        The Plan, as amended, is attached in its entirety as an exhibit to this Report. The Plan is subject to revision at any time at the discretion of the Compensation Committee.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Executive Profit-Sharing Incentive Plan

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Executive Profit-Sharing Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date: April 5, 2005	/s/ ROBERT M. POWELL
Robert M. Powell
Chairman and Chief Executive Officer

Date: April 5, 2005	/s/ JERRY D. ORLER
Jerry D. Orler
President

Date: April 5, 2005	/s/ CLIFTON R. BECKHAM
Clifton R. Beckham
Sr. Vice President - Finance, Chief
Financial Officer and Secretary